UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 26, 2021

MEDPACE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37856	32-0434904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5375 Medpace Way

Cincinnati, Ohio 45227

(Address of Principal Executive Offices, and Zip Code)

(513) 579-9911

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MEDP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2021, Medpace Holdings, Inc. (the “Company”) issued a press release announcing the appointments of Jesse J. Geiger to the position of President and Kevin M. Brady to the position of Chief Financial Officer (“CFO”). The appointments are effective August 1, 2021. A copy of the press release is furnished with this report as Exhibit 99.1.

Mr. Geiger, age 47, joined Medpace in October 2007 as Corporate Controller, and he was appointed Chief Financial Officer in March 2011. Mr. Geiger became Chief Operating Officer, Laboratory Operations in November 2014. Prior to joining Medpace, Mr. Geiger worked for SENCORP from 2004 to 2007 as the Corporate Controller and Manager of Financial Planning and Analysis. Prior to SENCORP, Mr. Geiger served as the Director of Capital Markets for Cincinnati Bell from 2002 to 2004. Mr. Geiger started his career in the audit practice at Arthur Andersen LLP. Mr. Geiger has served as a director for several private companies, including as a director of LIB Therapeutics, LLC since 2015 and as a director of CinRx Pharma, LLC since 2015. Mr. Geiger received his Bachelor of Business Administration in Accounting from the University of Cincinnati and is a Certified Public Accountant.

August J. Troendle will maintain the positions of Chairman of the Board and Chief Executive Officer of the Company.

Prior to his promotion to CFO, Mr. Brady, age 47, served as the Company’s Executive Director, Finance, a position he has held since November 2018, and Mr. Brady has served as Treasurer of the Company since February 2019. Mr. Brady will continue to act as Treasurer following his promotion. Prior to his service as Executive Director, Finance of the Company, Mr. Brady served as Vice President & Corporate Controller of Assurex Health from May 2015 through August 2016 and then, following the acquisition of Assurex Health by Myraid Genetics, Inc., as Vice-President of Finance for Myriad Genetics, Inc. from August 2016 until 2018. Mr. Brady served as Corporate Controller of Champion Window Manufacturing from 2014 to 2015. From 2003 to 2014, Mr. Brady held various positions at The Procter & Gamble Company. Mr. Brady started his career in the audit practice at Ernst & Young LLP. Mr. Brady received his Bachelor of Business Administration degree from the University of Cincinnati and is a Certified Public Accountant.

In connection with his promotion to CFO, Mr. Brady will receive an annual base salary of $340,000 and will be eligible to participate in the short-term incentive compensation plan providing target cash bonus opportunities (expressed as a percentage of base salary and as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 30, 2021) and long-term equity incentive compensation plan providing equity awards. Mr. Brady and the Company expect to enter into the Company’s standard indemnification agreement that other Company executive officers, including Mr. Geiger, have entered into with the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

99.1	Press Release dated July 26, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDPACE HOLDINGS, INC.

Date:	July 26, 2021	By:	/s/ Stephen P. Ewald
		Name:	Stephen P. Ewald
		Title:	General Counsel and Corporate Secretary